Exhibit 10.39

THIRD MODIFICATION TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This Third Modification to Amended and Restated Loan and Security Agreement (the “Modification”) is entered into as of June 30, 2003, by and between Broadvision, Inc., a Delaware corporation (the “Borrower”) and Silicon Valley Bank, a California-chartered bank (“Bank”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS.  Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 2002 as amended by that certain Modification to Amended and Restated Loan and Security Agreement dated as of February 28, 2003, and that certain Second Modification to Amended and Restated Loan and Security Agreement dated as of even date herewith (as may be further amended from time to time, the “Loan Agreement”).  The Loan Agreement provides for, among other things, a Committed Revolving Line in the principal amount of Twenty-Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000). Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded to them in the Loan Agreement; provided that hereinafter all indebtedness owing by Borrower to Bank under the Loan Agreement shall be referred to as the “Indebtedness.”

2.                                       DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and herein.  Hereinafter, all documents securing repayment of the Indebtedness, together with all other documents evidencing or securing the Indebtedness, shall be referred to as the “Existing Loan Documents.”

3.                                       DESCRIPTION OF CHANGE IN TERMS OF EXISTING LOAN DOCUMENTS.

3.1                                 Financial Covenants.  Section 6.7(b) of the Loan Agreement is hereby amended to read in full as follows:

(b)  Until all Obligations are paid in full, Borrower shall maintain minimum quarterly net income (calculated in accordance with GAAP but excluding charges related to the impairment of Goodwill and Intangibles and any non-cash portion of restructuring charges) for each of Borrower’s fiscal quarters as follows: (i) <$500,000> for the fiscal quarter ending June 30, 2003; and (ii) $1.00 for each fiscal quarter thereafter.

3.2                                 Amended Exhibit C.  Exhibit C of the Loan Agreement is hereby amended to read in full as attached hereto as Attachment No. 1.

4.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in Section 3 hereof.

5.                                       NO DEFENSES OF BORROWER.  Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts of the Indebtedness.

6.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the Existing Loan Documents, Bank is relying upon Borrower’s representations, warranties and agreements, all as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Third Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect, and hereafter the Existing Loan Documents shall include the terms of this Third Modification as if set forth therein in full.  Bank’s agreement to modifications to the Existing Loan Documents pursuant to this Third Modification shall in no way obligate Bank to make any future modifications to the Existing Loan Documents.  Nothing in this Third Modification shall constitute a satisfaction of the Indebtedness or any portion thereof.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing, and no maker, endorser or guarantor will be released by virtue of this Third Modification.  The terms of this paragraph apply not only to this Third Modification, but also to all subsequent loan modification agreements.

7.                                       CONDITION PRECEDENT TO EFFECTIVENESS.  Before this Third Modification, and Bank’s and Borrower’s respective rights and obligations hereunder, shall be effective Borrower shall have paid to Bank all Bank Expenses incurred by Bank in connection with its entering into this Third Modification.

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Third Modification as of the date first set forth above.

BORROWER:	BANK:

BROADVISION, INC.,	SILICON VALLEY BANK,
a Delaware corporation	a California-chartered bank

By:	By:
Name:	Name:
Title:	Title:

2

ATTACHMENT NO. 1

REVISED FORM OF

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
FROM:	BROADVISION, INC.
DATED:

The undersigned authorized officer of Broadvision, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement dated as of March 31, 2002 between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending on the date first set forth above with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required		Complies

1. Interim financial statements + CC	Quarterly within 45 days		Yes	No
2. Annual audited financial statements + CC	Within 120 days of FYE		Yes	No
3. Schedule of A/R + A/P Agings	Quarterly within 45 days		Yes	No
4. Deferred Revenue Schedule	Quarterly within 45 days		Yes	No

Financial Covenants	Required	Actual	Complies

1. Minimum unrestricted balance sheet cash	(i) $55,000,000 through 9/30/03		Yes	No

	(ii) $50,000,000 through 12/31/03		Yes	No

	(iii) $45,000,000 thereafter		Yes	No

2. Minimum Net Income	(i) <$500,000> for quarter ending 6/30/03		Yes	No

	(ii) $1.00 for each quarter thereafter		Yes	No

Deposit Covenant	Required	Actual	Complies

Deposits with Bank and its Affiliates	An amount equal to at least $40,000,000 of Borrower’s Unrestricted Cash, net of all borrowings under the Agreement		Yes	No

Have there been updates to Borrower’s intellectual property?	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
AUTHORIZED SIGNER
Sincerely,	Date:

Broadvision, Inc.,	Verified:
a Delaware corporation	AUTHORIZED SIGNER

Date:
SIGNATURE
	Compliance Status:	Yes	No
TITLE

DATE